Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Fourth Quarter and Full Year 2025 Results

Strong full year gross profit growth and over 260 basis points of gross margin expansion despite challenging industry environment

Operating cash flow of $35 million and Adjusted Free Cash Flow of $31 million, up 45% year over year

Projecting growth in 2026

CHICAGO, March 9, 2026 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter 2025 Highlights

•
Revenues of $125.6 million, compared to $137.7 million in the fourth quarter of 2024, with railcar deliveries of 1,172 units compared to 1,019 units in the prior year period
•
Gross margin of 13.4% with gross profit of $16.8 million, compared to gross margin of 15.3% with gross profit of $21.0 million in the fourth quarter of 2024
•
Recorded $19.9 million of non-cash adjustments related to share price appreciation accounting, partially offset by a $2.1 million non-cash acquisition-related gain, resulting in a net loss of $16.6 million, or $0.52 per share, and adjusted net income of $4.9 million, or $0.16 per share
•
Adjusted EBITDA was $10.4 million, representing a margin of 8.3%, compared to $13.9 million and a margin of 10.1% in the fourth quarter of 2024
•
Ended the quarter with a backlog of 1,926 units valued at $137.5 million, reflecting a diversified mix of railcar conversion programs and new railcar builds
•
Completed the acquisition of Carly Railcar Components, LLC, a leading distributor of railcar components, to strengthen aftermarket footprint

Fiscal Year 2025 Highlights

•
Revenues of $501.0 million, compared to $559.4 in fiscal year 2024, with railcar deliveries of 4,125 units compared to 4,362 units in the prior year
•
Gross margin of 14.6% with gross profit of $73.2 million, compared to gross margin of 12.0% with gross profit of $67.0 million in fiscal year 2024
•
Net income of $38.1 million, or $1.09 per share, and Adjusted net income of $18.1 million, or $0.50 per share, after adjusting primarily for non-cash items including a $51.9 million release of valuation allowance on deferred taxes, offset by a $32.2 million non-cash adjustment warrant liability due to share price appreciation
•
Adjusted EBITDA of $44.8 million, representing a margin of 8.9%, compared to Adjusted EBITDA of $43.0 million and a margin of 7.7% in fiscal year 2024
•
Delivered operating cash flow of $34.8 million and $31.4 million in adjusted free cash flow, up 44.8% year-over-year, and optimized balance sheet through lower cost refinancing

“In 2025, FreightCar America executed with discipline amid a challenging industry environment, delivering revenue in line with our expectations while producing exceptional profitability,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “During the year, we capitalized on demand by leveraging our customer-centric approach of tailored solutions, including conversions and customized offerings, while also growing market share in new car deliveries. This execution, combined with our manufacturing flexibility and ongoing implementation of operational initiatives such as our TruTrack program, contributed to improved Adjusted EBITDA margins and strong free cash flow generation, further strengthening our financial position.”

Randall continued, “As we enter 2026, we remain focused on converting backlog into profitable deliveries while continuing to invest for growth. We are deploying capital effectively to diversify our revenue base, expand our aftermarket business and presence in the tank car market to further strengthen our offerings and capture demand, while continuing to evaluate strategic opportunities that fuel future growth. Overall, with a strong commercial strategy, a lean and flexible operating model, and an efficient manufacturing footprint, we are well positioned to perform in the current environment and to accelerate as industry fundamentals improve.

Fiscal Year 2026 Outlook

The Company has issued outlook for fiscal year 2026 as follows:

	Fiscal 2026 Outlook	Year-over-Year Change at Midpoint of Range
Railcar Deliveries	4,000 – 4,500 Railcars	3.0%
Revenue	$500 - $550 million	5.0%
Adjusted EBITDA[1]	$41 - $50 million	10.4%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results. Adjusted EBITDA guidance for 2026 is compared, year-over-year, to Lease-Adjusted EBITDA. for 2025.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “2025 demonstrated the durability of our operating model. We made continued progress strengthening the quality and consistency of our cash flows while maintaining a disciplined approach to capital allocation. During the year, we also advanced our aftermarket strategy, including the addition of Carly Railcar Components, which enhances this growing part of our business and supports more stable, recurring revenue across market cycles. Looking ahead to 2026, our guidance reflects ongoing industry uncertainty while reinforcing our confidence in the underlying strength and resilience of the business.”

Fourth Quarter and Full Year 2025 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, March 10, at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and full year 2025 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

•
March 10, 2026
•
11:00 a.m. Eastern Time
•
Phone: 1-877-407-0789 or 1-201-689-8562
•
Webcast access: https://viavid.webcasts.com/starthere.jsp?ei=1750668&tp_key=019ec51a78

An audio replay of the conference call will be available beginning at 3:00 p.m. (Eastern Time) on Tuesday, March 10, 2026, until 11:59 p.m. (Eastern Time) on Monday, March 24, 2026. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13758379. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); the scope and duration of the government shutdown; and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, Free cash flow and Adjusted free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$64,295	$44,450
Accounts receivable, net of allowance for credit losses	12,443	12,506
VAT receivable	6,097	3,851
Inventories, net	68,295	75,281
Assets held for sale	—	629
Prepaid expenses and other current assets	8,875	8,314
Total current assets	160,005	145,031
Property, plant and equipment, net	30,969	30,107
Right of use asset operating lease	40,281	2,423
Right of use asset finance lease	—	45,081
Intangibles, net	4,877	300
Deferred income taxes	52,970	1,024
Other long-term assets	947	250
Total assets	$290,049	$224,216
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$55,671	$49,574
Accrued payroll and other employee costs	7,120	6,286
Accrued warranty	2,050	2,389
Deferred revenue	539	8,556
Current portion of long-term debt	9,728	2,875
Lease liability operating lease, current	1,888	519
Lease liability finance lease, current	—	1,256
Other current liabilities	8,601	9,370
Total current liabilities	85,597	80,825
Long-term debt, net of current portion	97,514	105,540
Warrant liability	168,529	136,319
Accrued pension costs	1,256	1,073
Lease liability operating lease, long-term	43,233	2,645
Lease liability finance lease, long-term	—	46,678
Other long-term liabilities	1,333	1,409
Total liabilities	397,462	374,489
Stockholders’ deficit
Preferred stock	—	—
Common stock	221	221
Additional paid-in capital	72,557	69,404
Accumulated other comprehensive income	2,324	721
Accumulated deficit	(182,515)	(220,619)
Total stockholders’ deficit	(107,413)	(150,273)
Total liabilities and stockholders’ deficit	$290,049	$224,216

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenues	$125,567	$137,696	$500,991	$559,425
Cost of sales	108,794	116,683	427,798	492,383
Gross profit	16,773	21,013	73,193	67,042
Selling, general and administrative expenses	8,989	9,374	39,273	32,915
Litigation settlement	—	—	—	(3,214)
Operating income	7,784	11,639	33,920	37,341
Interest expense	(4,204)	(1,035)	(17,560)	(6,850)
Loss on change in fair market value of Warrant liability	(19,879)	26,063	(32,210)	(99,518)
Other income (expense)	1,743	467	4,978	(952)
Loss before income taxes	(14,556)	37,134	(10,872)	(69,979)
Income tax (benefit) provision	2,022	2,511	(48,976)	5,838
Net income (loss)	$(16,578)	$34,623	$38,104	$(75,817)
Net earnings (loss) per common share - basic	$(0.52)	$0.86	$1.16	$(3.12)
Net earnings (loss) per common share - diluted	$(0.52)	$1.01	$1.09	$(3.12)
Weighted average common shares outstanding – basic	31,882,670	31,380,084	31,806,004	30,726,916
Weighted average common shares outstanding – diluted	31,882,670	33,016,397	33,788,463	30,726,916

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$38,104	$(75,817)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	6,209	5,763
Non-cash lease expense on right of use assets	3,487	3,013
Loss on change in fair market value for Warrant liability	32,210	99,518
Stock-based compensation recognized	3,630	3,110
Bargain purchase gain	(2,087)	—
Deferred income taxes	(51,946)	—
Other non-cash items, net	3,729	548
Changes in operating assets and liabilities:
Accounts receivable	1,367	(6,098)
VAT receivable	(2,397)	(784)
Inventories	2,799	54,962
Accounts and contractual payables	10,838	(38,365)
Income taxes payable, net	(4,623)	(359)
Lease liability	(1,148)	(3,517)
Other assets and liabilities	(5,396)	2,959
Net cash flows provided by operating activities	34,776	44,933
Cash flows from investing activities
Acquisitions, net of cash acquired	(6,349)	—
Purchase of property, plant and equipment	(3,376)	(5,019)
Proceeds from sale of assets held for sale, net of selling costs	585	—
Net cash flows used in investing activities	(9,140)	(5,019)
Cash flows from financing activities
Redemption of preferred shares	—	(85,412)
Dividends paid	—	(27,863)
Proceeds from issuance of long-term debt	—	115,000
Deferred financing costs	(1,336)	(6,149)
Borrowings on revolving line of credit	15,000	26,972
Repayments on revolving line of credit	(15,000)	(56,387)
Repayments on term loan	(2,875)	—
Employee stock settlement	(487)	(40)
Financing lease payments	(1,093)	(2,145)
Net cash flows used in financing activities	(5,791)	(36,024)
Net increase in cash and cash equivalents	19,845	3,890
Cash, cash equivalents and restricted cash equivalents at beginning of period	44,450	40,560
Cash, cash equivalents and restricted cash equivalents at end of period	$64,295	$44,450
Supplemental cash flow information
Interest paid	$13,850	$4,584
Income taxes paid	$7,634	$5,990
Change in unpaid construction in process	$13	$(264)
Contingent consideration recognized in connection with acquisition	$2,020	$—

FreightCar America, Inc.

Reconciliation of (Loss) Income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

(Loss) income before income taxes	$(14,556)	$37,134	$(10,872)	$(69,979)
Depreciation & Amortization	1,611	1,511	6,209	5,763
Interest Expense, net	4,204	1,035	17,560	6,850
EBITDA	(8,741)	39,680	12,897	(57,366)

Change in Fair Value of Warrant (a)	19,879	(26,063)	$32,210	99,518
Litigation Settlement (b)	-	-	-	(3,214)
Professional Services (c)	551	-	1,028	-
Stock Based Compensation	496	780	3,630	3,110
Other, net (d)	(1,743)	(467)	(4,978)	952
Adjusted EBITDA	$10,442	$13,930	$44,787	$43,000

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the third and fourth quarters of 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During the second and third quarter of 2025, the Company recognized other income related to a tax credit received. Additionally, during the fourth quarter of 2025, the Company recognized a bargain purchase gain in connection with the acquisition.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted net income (1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net (loss) income	$(16,578)	$34,623	$38,104	$(75,817)

Change in Fair Value of Warrant (a)	19,879	(26,063)	32,210	99,518
Litigation Settlement (b)	-	-	-	(3,214)
Professional Services (c)	551	-	1,028	-
Stock Based Compensation	496	780	3,630	3,110
Release of Valuation Allowance (d)	-	-	(51,872)	-
Other, net (e)	(1,743)	(467)	(4,978)	952
Total non-GAAP adjustments	19,183	(25,750)	(19,982)	100,366
Income tax impact on non-GAAP adjustments (f)	2,279	(906)	-	-
Adjusted net income	$4,884	$7,967	$18,122	$24,549

(1) Adjusted net income represents net income (loss) before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the third and fourth quarters of 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(e)
During the second and third quarter of 2025, the Company recognized other income related to a tax credit received. Additionally, during the fourth quarter of 2025, the Company recognized a bargain purchase gain in connection with the acquisition.
(f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of diluted EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Diluted EPS	$(0.52)	$1.01	$1.09	$(3.12)

Change in Fair Value of Warrant (a)	$0.62	$(0.79)	$0.96	$3.24
Litigation Settlement (b)	-	-	-	(0.10)
Professional Services (c)	0.02	-	0.03	-
Stock Based Compensation	0.02	0.02	0.11	0.10
Release of Valuation Allowance (d)	-	-	(1.54)	-
Other, net (e)	(0.05)	(0.01)	(0.15)	0.03
Total non-GAAP adjustments pre-tax per-share	0.61	(0.78)	(0.59)	3.27
Income tax impact on non-GAAP adjustments per share (f)	0.07	(0.02)	-	-
Adjusted EPS	$0.16	$0.21	$0.50	$0.15

(1) Adjusted EPS represents diluted EPS before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the third and fourth quarters of 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(e)
During the second and third quarter of 2025, the Company recognized other income related to a tax credit received. Additionally, during the fourth quarter of 2025, the Company recognized a bargain purchase gain in connection with the acquisition.
(f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Cash flows provided by operating activities, Free cash flow(1) and Adjusted free cash flow(2)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Cash flows provided by operating activities	$ 10,044	$ 5,886	$ 34,776	$ 44,933
Purchase of property, plant and equipment	(1,274)	(1,288)	(3,376)	(5,019)
Free cash flow	8,770	4,598	31,400	39,914
Accrued dividends on Series C Preferred stock (a)	-	(4,887)	-	(18,227)
Adjusted free cash flow	$ 8,770	$ (289)	$ 31,400	$ 21,687

(1) Free cash flow represents the amount by which Cash flows provided by operating activities exceeds capital expenditures.

(2) Adjusted free cash flow represents the amount by which Free cash flow exceeds the following items:

(a)
Represents Series C Preferred stock dividends accrued during the period. All accrued preferred share dividends were paid concurrent with redemption of the preferred shares outstanding on December 31, 2024.

We believe that Free cash flow and Adjusted free cash flow are useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow and Adjusted free cash flow are not financial measures presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow or Adjusted free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow and Adjusted free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Adjusted EBITDA and Lease-Adjusted EBITDA(1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Adjusted EBITDA	$ 10,442	$ 13,930	$ 44,787	$ 43,000
Lease payments in Interest (a)	(764)	(596)	(3,552)	(3,061)
Lease-Adjusted EBITDA	$ 9,678	$ 13,334	$ 41,235	$ 39,939

(1) Lease-Adjusted EBITDA represents the amount by which Adjusted EBITDA exceeds the following items:

(a)
Represents lease payments recorded within Interest expense due to certain leases previously classified as financing prior to December 2025.

We believe that Lease-Adjusted EBITDA is useful to investors evaluating our operating performance across periods because this metric provides comparability as if the accounting classification of financing leases were consistent across operating periods. Lease-Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Lease-Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Lease-Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.